UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): January 3, 2014

TOWER INTERNATIONAL, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-34903	27-3679414
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

17672 Laurel Park Drive North, Suite 400E, Livonia, Michigan

48152

(Address of principal executive offices)

(Zip Code)

Registrant’s telephone number, including area code: (248) 675-6000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

(a) Effective January 3, 2014, the Board of Directors of Tower International, Inc. (the “Company”) amended and restated the Company’s Bylaws to adjust the minimum number of members of each of the Compensation Committee and the Nominating and Corporate Governance Committee of the Board of Directors from three to two. In addition, as a result of the Company’s ceasing to be a “controlled company” (as defined by the New York Stock Exchange), the Bylaws have been amended to eliminate certain governance provisions that are no longer necessary. The Bylaws have also been amended to provide for certain non-substantive changes, such as conforming defined terms to the Company’s Governance Principles.

A copy of the Amended and Restated Bylaws is attached as Exhibit 3.1 hereto and the foregoing description is qualified by reference to the Amended and Restated Bylaws, which are incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

Exhibit 3.1	Amended and Restated Bylaws of Tower International, Inc.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TOWER INTERNATIONAL, INC.

By:	/s/ Jeffrey Kersten
Name:	Jeffrey Kersten
Title:	Senior Vice President and Corporate Controller

January 8, 2014

EXHIBIT INDEX

Exhibit 3.1	Amended and Restated Bylaws of Tower International, Inc.